UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2016, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), through its wholly owned subsidiary, Neoteric Cosmetics, Inc., entered into an amendment to its distribution agreement with Church & Dwight Co., Inc. (the “Amendment”).  The Amendment extends the term of the existing distribution agreement through December 31, 2017, which will be extended automatically for additional one-year terms, unless terminated by either party 180 days prior to the end of the relevant term.  Among other things, the Amendment adds Toppik products, a line of hair care, color and styling products, to the portfolio of brands the Company will distribute through the specialty retailer channel and effective January 1, 2017, eliminates hair salons and distributors to hair salons from the Company’s distribution channels for all products it distributes for Church & Dwight.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to Customer Agreement, dated as of July 1, 2016, between Church & Dwight Co., Inc., and Neoteric Cosmetics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	August 23, 2016	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer

Exhibit No.	Exhibit Description

10.1	Amendment to Customer Agreement, dated as of July 1, 2016, between Church & Dwight Co., Inc., and Neoteric Cosmetics, Inc.